UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: (Date of earliest event reported): May 26, 2010
ION Geophysical Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-12691	22-2286646
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)
2105 CityWest Blvd, Suite 400
Houston, Texas 77042-2839
(Address of principal executive offices, including Zip Code)
(281) 933-3339
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Amendment to Employment Agreement
     On June 1, 2010, ION Geophysical Corporation (the “Company”) and Robert P. Peebler, the Company’s Chief Executive Officer, entered into a Fifth Amendment to Employment Agreement (the “Fifth Amendment”). The Fifth Amendment was recommended for approval by the Compensation Committee and was approved by the Board of Directors of the Company. The amendment, which is effective on June 1, 2010, extended the term of Mr. Peebler’s employment agreement so that his employment agreement will now expire by its terms on December 31, 2012 instead of December 31, 2011.
     The Fifth Amendment also replaced the existing annual grant award provisions in Mr. Peebler’s employment agreement. Prior to this amendment, the employment agreement provided that Mr. Peebler was entitled to receive an annual award of shares of restricted common stock of the Company equal in value to the amount of the annual incentive plan bonus earned by Mr. Peebler for the preceding year, and additional stock options as may be determined annually by the Compensation Committee of the Board of Directors. The Fifth Amendment provides that, in lieu of the foregoing annual grants, on June 1, 2010, Mr. Peebler will receive a grant of 300,000 shares of restricted stock of the Company, subject to a cliff vesting schedule described below.
     The Fifth Amendment further provides that, upon termination of Mr. Peebler’s employment due to (i) his “Retirement” (as that term is defined in the amendment) or (ii) his voluntary termination of employment from the Company at any time after his successor is appointed, Mr. Peebler shall serve as a non-employee consultant to the Board of Directors of the Company for a term of five years for a consulting fee of $150,000 per year.
     The foregoing description of the Fifth Amendment is qualified in its entirety by reference to the copy of the definitive Fifth Amendment filed herewith as Exhibit 10.1.
Equity Compensation Grant
     Pursuant to the Fifth Amendment, on June 1, 2010, the Company granted Mr. Peebler an award of 300,000 shares of the Company’s restricted stock under the Company’s 2004 Long-Term Incentive Plan. The grant of shares of restricted stock will cliff vest on the date that is the earlier of:
i.	June 1, 2013;

ii.	A “Change in Control” occurs (as defined in the employment agreement);

iii.	Mr. Peebler’s termination of employment due to his “Disability” (as defined in the employment agreement) or death;

iv.	Mr. Peebler’s “Retirement” (as defined by the Company’s 2004 Long-Term Incentive Plan);

v.	Mr. Peebler’s voluntary termination of employment from the Company at any time after his successor is appointed; or

vi.	Mr. Peebler’s employment is terminated (a) by the Company for no reason or for any reason other than “Cause” (as defined in the employment agreement), Mr. Peebler’s death or Disability, or the expiration of the term of the employment agreement, or (b) by Mr. Peebler for “Good Reason” (as defined in the employment agreement).
     During the period that the restricted stock has not yet vested, the shares of restricted stock are entitled to the same voting rights as all other holders of common stock.
Item 5.07. Submission of Matters to a Vote of Security Holders.
Results of Annual Meeting of Stockholders
     The following matters were submitted to a vote of stockholders during the Annual Meeting of Stockholders of the Company held on May 26, 2010 in Houston, Texas and were approved by the Company’s stockholders by the below final voting results.

	Votes Cast	Votes
	For	Withheld
1. Election of Directors for a Three-Year Term Expiring in 2013
Franklin Myers	98,210,032	8,072,062
Bruce S. Appelbaum, PhD	92,291,036	13,991,058
S. James Nelson, Jr.	92,441,377	13,840,717

				Broker
				Non-
	For	Against	Abstain	Votes
2. Approval of Amendment to the 2004 Long-Term Incentive Plan to Increase Shares	67,060,522	37,843,131	1,378,441	17,646,265
3. Approval of Employee Stock Purchase Plan	102,608,213	2,305,538	1,368,343	17,646,265
4. Ratification of Ernst & Young LLP as Independent Registered Public Accountants	119,440,210	4,201,214	286,935	—
In addition, the terms of the following directors continued after the meeting:
James M. Lapeyre, Jr.
Theodore H. Elliott, Jr.
Guo Yueliang
G. Thomas Marsh
Robert P. Peebler
John N. Seitz
Nicholas G. Vlahakis

Item 9.01 Financial Statements and Exhibits.
(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number	Description

10.1	Fifth Amendment to Employment Agreement dated June 1, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2010	ION GEOPHYSICAL CORPORATION
	By:	/s/ DAVID L. ROLAND
David L. Roland
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Fifth Amendment to Employment Agreement dated June 1, 2010.